Exhibit 2.2 to Form 8-K


                  CONSUMERS FINANCIAL CORPORATION
                PLAN OF LIQUIDATION AND DISSOLUTION


     This Plan of Liquidation and Dissolution (the Plan ) is for the purpose of effecting the liquidation and dissolution of Consumers Financial Corporation, a Pennsylvania corporation (the
 Company ), in accordance with and pursuant to the provisions of the Pennsylvania Business Corporation Law of 1988, as amended
 PBCL ) and Section 331 of the Internal Revenue Code of 1986, as amended (the Code ), in substantially the following manner:

     1. Effective Date. The Plan shall be effective on the date (the Effective Date ) on which it is adopted by the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock and Series A 8 1/2% Preferred Stock of the Company, voting separately as a class and together, at a special meeting (the Special Meeting ) of the Company s shareholders (the
 Shareholders ) called for such purpose pursuant to a Notice and Proxy Statement dated January ___, 1998 and filed with the Securities and Exchange Commission.

     2. Cessation of Business. After the Effective Date, the Company shall not engage in any business activities except for the purposes of (i) prosecuting or defending lawsuits by or against the Company, (ii) enabling the Company to gradually settle and close its business, dispose of and convey its property, discharge liabilities and wind up its business affairs and (iii) making the Liquidation Distribution (as hereinafter defined) and distributing its remaining assets, if any, in accordance with the Plan. The Board of Directors of the Company (the Board ) and, at their pleasure, the officers, shall continue in office solely for these purposes. After Articles of Dissolution are filed with the Pennsylvania Department of State, the Company will not plan to hold any further annual meetings of its Shareholders.

     3. Dissolution. As promptly as practicable after the Effective Date and upon the filing of Articles of Dissolution with the Pennsylvania Department of State, the Company shall be dissolved pursuant to the provisions of Subchapter F of Chapter 19 of the PBCL ( Subchapter F ), unless prior to such filing of the Articles of Dissolution the Board of Directors has determined to dissolve the Company in accordance with Subchapter H of Chapter 19 of the PBCL, at which time any reference to Subchapter F herein shall mean Subchapter H.

     4. Sale of Assets. As part of the overall Plan, the Company has entered into the Asset Purchase Agreement dated as of December 30, 1997 by and among the Company, Consumers Life Insurance Company, a wholly-owned subsidiary of the Company, Investors Fidelity Life Assurance Corp., a wholly-owned subsidiary of Consumers Life Insurance Company, and Life of the South Corporation, providing for the sale of the inforce credit insurance and certain related assets of the Company in exchange for cash (the
 Sale of Assets ), and its credit insurance and fee income accounts in exchange for cash to be received over a five-year period. After the Effective Date, the Company shall have continuing authority to sell, lease, exchange or otherwise convert all or any part of its assets as contemplated by the terms and provisions of the Plan, including, if the requisite approval of the Shareholders is received, the Sale of Assets.

     5. Payment of Debts. The Company shall pay or make proper provision for the payment of all known or ascertainable liabilities of the Company, including all amounts estimated by the Board to be necessary, appropriate or desirable, in its absolute discretion, for the payment of estimated expenses, taxes and contingent liabilities (including expenses of dissolution, liquidation and termination of existence), all as provided in Subchapter F.

     6. Liquidating Distribution. The Company shall (i) redeem and cancel all of the outstanding shares of Preferred Stock at par value ($10.00 per share), and (ii) distribute pro rata to the holders of Common Stock, that portion of cash remaining after making provision for the payment of all debts (the Liquidating Distribution ). The Liquidating Distribution may be made in a series of distributions and is intended to be made in cash, in such manner and at such time or times as the Board, in its absolute discretion, may determine.

     7. Cancellation of Common Stock and Preferred Stock. The Liquidating Distribution shall be in complete redemption and cancellation of all of the outstanding Common Stock and Preferred Stock of the Company. The Board may direct that the Company s stock transfer books be closed at the close of business on the record date fixed by the Board for the first or any subsequent installment of any Liquidating Distribution as the Board, in its absolute discretion, may determine (the Final Record Date ) and thereafter certificates representing Common Stock and Preferred Stock shall not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law. The Shareholders shall surrender stock certificates (or, if so required by the Board in its absolute discretion, furnish indemnity bonds in case of lost or destroyed certificates) as a condition to their receipt of any Liquidating Distribution immediately following the Final Record Date.

     8. Missing Shareholders. If any Liquidating Distribution to a Shareholder cannot be made, whether because the Shareholder cannot be located, has not surrendered a certificate evidencing the Common Stock and Preferred Stock as required hereunder, or for any other reason, then the distribution to which such Shareholder is entitled shall (unless transferred to the trust established pursuant to Section 11 hereof) be transferred to and deposited with the state official authorized by the laws of the Commonwealth of Pennsylvania to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such Shareholder as the sole equitable owner thereof and shall escheat to the Commonwealth of Pennsylvania or be treated as abandoned property in accordance with the laws of the Commonwealth of Pennsylvania. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

     9. Amendments. Notwithstanding the adoption of the Plan by the Company s Shareholders, the Board may modify or amend the Plan (including, without limitation, proceeding under the provisions of Subchapter H of the PBCL in lieu of proceeding under Subchapter F and, prior to the filing of Articles of Dissolution with the Department of State of the Commonwealth of Pennsylvania, may abandon the Plan, without further action by the Shareholders to the extent permitted by Pennsylvania law.

     10. Indemnification. The Company shall continue to indemnify its officers, directors, employees and agents in accordance with applicable law, its articles and bylaws and any contractual arrangements for actions taken in connection with the Plan and the winding up of the affairs of the Company and shall indemnify any liquidating trustees and their agents on similar terms. The
Company s obligation to indemnify such persons may be satisfied out of the assets of the Liquidating Trust (as defined below). The Board and the trustees, in their absolute discretion, are authorized to obtain and maintain insurance for the benefit of such officers, directors, employees, agents and trustees to the extent permitted by law.

     11. Liquidating Trust. If necessary for any reason to complete the liquidation and distribution of the Company s assets to the Shareholders, the Board may at any time transfer to a liquidating trust (the Liquidating Trust ) under a Liquidating Trust Agreement substantially in the form attached hereto as Exhibit 1, any remaining assets of the Company. The Liquidating Trust, if any, will succeed to all of the then remaining assets of the Company, including such reserve, and any liabilities of the Company. The sole purpose of the Liquidating Trust will be to liquidate on terms satisfactory to the liquidating trustee(s) and to distribute the assets formerly owned by the Company, if any, after paying any remaining liabilities of the Company to the Shareholders. Notwithstanding the foregoing, to the extent that distribution of any assets of the Company cannot be effectuated without the consent of a governmental authority, no such distribution shall be effected without such consent.

     12. Power of Board of Directors. The Board and, if authorized by the Board, the officers, shall have authority to do or authorize any and all acts and things as provided for in the Plan and any and all such further acts and things as they may consider desirable to carry out the purposes of the Plan, including the execution and filing of all such certificates, documents, information returns, tax returns, and other documents which may be necessary or appropriate to implement the Plan. The Board may authorize such variations from or amendments to the provisions of the Plan as may be necessary or appropriate to effectuate the complete liquidation and dissolution of the Company and the distribution of its assets to its Shareholders in accordance with the PBCL and the Code. The death, resignation, or other disability of any director or officer of the Company shall not impair the authority of the surviving or remaining director(s) or officer(s) to exercise any of the powers provided for in the Plan. Upon such death, resignation or other disability, the surviving or remaining director(s), or, if there be none, to the extent permitted by law the surviving or remaining officer(s) shall have authority to fill the vacancy or vacancies so created, but the failure to fill such vacancy or vacancies shall not impair the authority of the surviving or remaining director(s) or officer(s) to exercise any of the powers provided for in the Plan. In connection with and for the purpose of implementing and assuring completion of the Plan, the Company may, in the absolute discretion of the Board, pay to the Company s officers, directors and employees, or any of them, compensation or additional compensation above their regular compensation, in money or property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake or actually undertake, in successful implementation of the Plan. Adoption of the Plan by the Shareholders shall constitute the approval of the Shareholders of the payment of any such compensation. The dissolution of the Company shall not subject its directors or officers to standards of conduct different from those prescribed by or pursuant to Chapter 17 of the PBCL.

                   EXHIBIT 1 to Plan of Liquidation and Dissolution


                    LIQUIDATING TRUST AGREEMENT

     This AGREEMENT AND DECLARATION OF TRUST is made by and between CONSUMERS FINANCIAL CORPORATION, a Pennsylvania corporation (the
"Company"), and                and
(the "Trustees").

     WHEREAS, the Company is in the process of a voluntary liquidation and dissolution pursuant to a Plan of Liquidation and Dissolution (the "Plan") adopted by the shareolders of the Company at a Special Meeting of Shareholders held on January ___, 1998 (the
 Special Meeting ); and

     WHEREAS, pursuant to the Plan, the Company shall not engage in any business activities except to the extent necessary for preserving the values of its assets, winding up its business affairs and distributing its assets in accordance with the Plan; and

     WHEREAS, pursuant to the terms of an Asset Purchase Agreement (the "Agreement") dated as of December 30, 1997 by and among the Company, Consumers Life Insurance Company, a wholly-owned subsidiary of the Company, Investors Fidelity Life Assurance Corp., a wholly-owned subsidiary of Consumers Life Insurance Company, and Life of the South Corporation ("LOTS"), the Company has transferred to LOTS effective October 1, 1997, its inforce credit insurance business and certain related assets in exchange for cash (the Sale of Assets ), and its credit insurance and fee income accounts, in exchange for cash to be received over a five-year period; and

     WHEREAS, the shareholders of the Company have approved the Sale of Assets this Liquidating Trust Agreement at the Special Meeting and have authorized the Company to make distributions, on behalf of the shareholders, to the Trustees, subject to the limitations of this Trust;

     NOW, THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants, releases, assigns, transfers, conveys and delivers to the Trustees all of the Company's right, title and interest in and to all assets it currently owns, holds or in which it otherwise possesses any interest, subject to the assumption by the Trustees of all of the Company's liabilities and obligations, whether ascertained, unascertained or contingent, in trust for the uses and purposes stated herein and subject to the terms and provisions set forth below, and the Trustees hereby accept such assets and such Trust and hereby assume such liabilities and obligations of the Company subject to the terms and provisions set forth below.

                             ARTICLE 1

                       NAMES AND DEFINITIONS

     1.1 Name. This Trust shall be known as the CFC Liquidating
Trust (the "Trust")

     1.2 Definitions.

          (a) Agreement or Agreement of Trust shall mean this instrument as originally executed or as it may from time to time hereafter be amended pursuant to the terms hereof.

          (b) Beneficiaries shall mean the shareholders of the Company as they appear in the records of the Company at the close of business on the record date fixed by the Board of Directors for the liquidation of the Company (the Final Record Date ).

          (c) Trust Corpus shall mean the property held from time to time in the Trust by the Trustees, subject to all of the liabilities and obligations assumed by the Trustees, under this Agreement.

                             ARTICLE 2

                         NATURE OF TRANSFER

     2.1 Nature and Purpose of Trust, The Trust exists solely for the purposes of holding, liquidating and disposing of any assets received by it and paying or settling the ascertained, unascertained and contingent liabilities and obligations of the Company and thereafter distributing the remaining Trust Corpus to the Beneficiaries. In connection with such purposes, it is intended that the Trust serve as a vehicle for the preservation and maintenance of the Trust Corpus, with a view to its liquidation and not the conduct of a continuing business. This Agreement is intended to create a trust, and to be governed and construed in all respects as a trust. The Trust is not intended to be, shall not be deemed to be and shall not be treated as a general partnership, limited partnership, joint venture, corporation, joint stock company or association, nor shall the Trustees or the Beneficiaries, or any of them, for any purposes be, or be deemed to be or treated in any way whatsoever to be, liable or responsible hereunder as partners or joint venturers. The relationship of the Beneficiaries to the Trustees shall be solely that of beneficiaries of a trust, and their rights shall be limited to those conferred upon them by this Agreement. In no event shall any part of the Trust Corpus revert or be distributed to the Company. Notwithstanding any other provision hereof, the Trustees are authorized and empowered to take only such action as is necessary or advisable to preserve the Trust Corpus pending its distribution to the Beneficiaries, and the Trustees shall have no power or authority to enter into or engage in the conduct of any trade or business in respect of the Trust Corpus.

     2.2 Instruments of Further Assurance. The Company and such persons as shall have the right and power after the dissolution of the Company will, upon request of the Trustees, execute, acknowledge, and deliver such further instruments and do such further acts as may be necessary or proper to effectively carry out the purposes of this Agreement, to confirm the transfer to the Trustees of any property covered or intended to be covered hereby and the assumption of all liabilities pertaining thereto, and to vest in the Trustees, their successors and assigns, the estate, powers, instruments or funds in trust hereunder.

     2.3 Unknown Property and Liabilities. The Trustee shall be responsible for only the property delivered to them or registered in their names and shall have no duty to make, nor incur any liability for failing to make, any search for unknown property. The Trustees shall be responsible for only those liabilities and obligations of which they are informed and shall have no duty to make, nor any liability for failing to make, any search for unknown liabilities.

     2.4 Transferee Liability. In the event that any liability is asserted against the Trustees as recipients of the property transferred to the Trustees hereunder, on account of any claimed liability of or through the Company, the Trustees may use such part of the Trust Corpus as may be reasonable for contesting any such liability and in payment thereof, including reasonable attorneys' fees incurred in connection therewith.

     2.5 Limitation of Liability. No personal liability shall attach to the Trustees or the Beneficiaries with respect to any liabilities or obligations arising under this Agreement, and all persons dealing with the Trust must look solely to the Trust Corpus for the enforcement of any claims against the Trust.

     2.6 Assignment for Benefit of Beneficiaries. The Trustees hereby assign to the Beneficiaries the beneficial interest in all the Trust Corpus, and retain only such incidents of ownership therein as are necessary to undertake the actions and transactions authorized herein.

                             ARTICLE 3
                           BENEFICIARIES

     3.1 Beneficial Interests. The beneficial interests of the Beneficiaries shall be recorded by the Trustees or their agent on the books of the Trust. The beneficial interests of the Beneficiaries will be evidenced only by the Trust's records and there will be no certificates or other tangible evidence of such interests. The beneficial interests of the Beneficiaries will not be transferable expect pursuant to the laws of descent and distribution or by operation of law.

     If any conflicting claims or demands are made or asserted with respect to beneficial interests herein, or if there should be any disagreement among the transferees, assignees, heirs, representatives or legatees succeeding to all or a part of the interest on any Beneficiary resulting in adverse claims or demands being made in connection with such interest, then, in any of such events, the Trustee shall be entitled, at their sole election, to refuse to comply with any such conflicting claims or demands. In so refusing, the Trustees may elect to make no payment or distribution in respect of the beneficial interest involved, and in so doing the Trustees shall not be or become liable to any of the parties for their failure or refusal to comply with any of such or demands, nor shall the Trustees be liable for interest on any funds which they may so withhold. The Trustees shall be entitled to refrain and refuse to act until (i) the rights of the adverse claimants have been adjudicated by a final judgment of a court of competent jurisdiction from which there is no appeal pending and the applicable appeal period shall have expired, (ii) all differences have been adjusted by valid written agreement between all of such parties, and the Trustees shall have been furnished with an executed counterpart of such agreement, or (iii) there is furnished to the Trustees a surety bond or other security satisfactory to the Trustees, as they shall deem appropriate, to fully indemnify them as between all conflicting claims or demands.

     3.2 Rights of Beneficiaries. The Beneficiaries shall take and hold their beneficial interests subject to all the terms and provisions of this Agreement of Trust. The interest of the Beneficiaries is hereby declared to, and shall be in all respects, personal property. The Beneficiaries shall have no title to, possession of, management of, or control of, the Trust Corpus except as herein expressly provided. The whole title to all the Trust Corpus shall be vested in the Trustees and the sole interest of the Beneficiaries shall be the rights and benefits given to them under this Agreement of Trust.

     3.3 Applicable Law. As to matters affecting the title, ownership, transferability, or attachment of the interest of the Beneficiaries in the Trust, the laws from time to time in force in the Commonwealth of Pennsylvania shall govern except as otherwise herein specifically provided.

                             ARTICLE 4

                  DURATION AND TERMINATION OF TRUST

     4.1 Duration. The existence of this Trust shall extend for such period as is reasonably necessary to collect and distribute all of the assets of the Trust Corpus; provided that the Trustees will make continuing efforts to dispose of the Trust Corpus, make timely distributions, and not unduly prolong the duration of the Trust.

     4.2 Continuance of Trust for Winding Up. After the termination of the Trust and for the purpose of liquidating and winding up the affairs of the Trust, the Trustees shall continue to act as such until their duties have been fully performed. Upon distribution of all the Trust Corpus, the Trustees shall retain the books, records, shareholder lists, Beneficiary lists, and certificates and other documents and files which shall have been delivered to or created by the Trustees. At the Trustees' discretion, all of such records and documents may, but need not, be destroyed at any time after three years from the completion and winding up of the affairs of the Trust. Except as otherwise specifically provided herein, upon the discharge of all liabilities of the Trust and final distribution of all of the Trust Corpus, the Trustees shall have no further duties or obligations hereunder except to account as provided in Section 5.3 hereof.

                             ARTICLE 5

                   ADMINISTRATION OF TRUST ESTATE

     5.1 Payment of Claims, Expenses and Liabilities. The Trustees shall pay from the Trust Corpus all claims, expenses, charges, liabilities, and obligations of the Trust and all liabilities and obligations which the Trustees specifically assume and agree to pay pursuant to this Agreement and such transferee liabilities as the Trustees may be obligated to pay as transferees of the assets comprising the Trust Corpus, and the costs, charges, and expenses connected with or growing out of the execution or administration of the Trust and such other payments and disbursements as are provided in this Agreement or as may be determined to be a proper charge against the Trust Corpus by the Trustees.

     5.2 Interim Distributions. The Trust shall distribute at least annually to the Beneficiaries its net income plus all net proceeds from the sale of assets, except that the Trust may retain an amount of net income or net proceeds reasonably necessary to maintain the value of the Trust Corpus or to meet claims and contingent liabilities, including but not limited to tax liabilities.

     5.3 Final Distribution. If the Trustees determine that all claims, debts, liabilities, and obligations of the Trust have been paid or discharged and that the remaining assets of the Trust may be conveniently sold and the proceeds distributed, or if the existence of the Trust shall terminate pursuant to Section 4.1 hereof, the Trustees shall, as expeditiously as is consistent with the conservation and protection of the Trust Corpus, sell the Trust Corpus and distribute the proceeds to the Beneficiaries of record on the Final Record Date.

     5.4 Reports to Beneficiaries. As soon as practicable after the end of each fiscal year of the Trust and after termination of the
Trust, the Trustees shall submit a written report to the Beneficiaries (which report shall constitute the accounting of the Trust for such period) showing (i) the assets and liabilities of the Trust at the end of such fiscal year or upon termination and the receipts and disbursements of the Trustees for such fiscal year or period, (ii) any changes in the Trust Corpus which have not been previously reported, and (iii) any action taken by the Trustees in the performance of their duties under this Agreement of Trust which they have not previously reported and which, in their opinion, materially affects the Trust Corpus. The fiscal year of the Trust shall end on December 31 of each year unless the Trustees deem it advisable to establish some other date as the date on which the fiscal year of the Trust shall end.

     5.5 Federal Income Tax Information. As soon as practicable after the close of each fiscal year, the Trustees shall mail to the Beneficiaries a statement showing the dates and amounts of all distributions made by the Trustees, if any, and such other information as is reasonably available to the Trustees which may be helpful in determining the amount and character of items of income, deductions and credits of the Trust that the Beneficiaries should include in their federal income tax returns for the preceding year.

                             ARTICLE 6

            POWERS OF AND LIMITATIONS UPON THE TRUSTEES

     6.1 General Powers of and Limitations upon Trustees. The Trustees, subject only to the specific limitations contained in this Agreement, shall have, without further or other authorization, and free from any power or control on the part of the Beneficiaries, full, absolute and exclusive power, control and authority over the Trust Corpus and over the affairs of the Trust to the same extent as if the Trustees were the sole owners thereof in their own right, provided, however, that such power, control and authority shall only be exercised to do such acts and things as in their sole judgment and discretion are necessary or incidental to, or desirable for, the carrying out of any of the purposes of the Trust. Any determination made in good faith by the Trustees of the prrposes of the Trust or the existence of any power or authority hereunder shall be conclusive and binding upon the Beneficiaries. In construing the provisions of this Agreement, presumption shall be in favor of the grant of powers and authority to the Trustees, except insofar as the existence or exercise of any such power or authority would jeopardize the status of the Trust as a grantor trust for federal income tax purposes. The enumeration of any specific power or authority herein shall not be construed as limiting the general powers or authority or any other specified power or authority conferred herein upon the Trustees. As set forth in Section 2.1 hereof, the Trustees shall not at any time, on behalf of the Trust or the Beneficiaries, enter into or engage in any trade or business, and no part of the Trust Corpus shall be used or disposed of by the Trustees in furtherance of any trade or business. This liquidation shall apply irrespective of whether the conduct of any such business activities is deemed by the Trustees to be necessary or proper for the conservation and protection of the Trust Corpus.

     The Trustees shall invest the funds of the Trust Corpus in demand and time deposits in banks or savings institutions, or temporary investments such as short-term certificates of deposit or Treasury bills. The sole purpose of the Trust shall be to collect all outstanding assets of the Company and to liquidate the Trust Corpus and discharge the liabilities transferred to it with no objective to continue or engage in the conduct of any trade or business. In no event shall the Trustees receive any property, make any distribution, satisfy or discharge any obligation, claim, liability, or expense or otherwise take any action which is inconsistent with a complete liquidation of the Company as that term is used and interpreted by Section 331 of the Code, the Treasury Regulations promulgated thereunder, and rulings, decisions and determinations of the Internal Revenue Service or any court of competent jurisdiction, or take any action that would jeopardize the status of the Trust as a liquidating trust for federal income tax purposes within the meaning of Treasury Regulation Section 301.7701-4(d). The Trust does not, and will not, receive or retain cash in excess of a reasonable amount to meet contingent liabilities. In addition, the Trust does not, and will not, receive transfers of any unlisted stock of a single issuer that represents 80 percent or more of the stock of such issuer, and the Trust does not, and will not, receive transfers of any general partnership interests.

     6.2 Specific Powers of Trustees. Subject to the provisions of
Section 6.1 hereof, the Trustees shall have the following specific powers in addition to any powers conferred upon them by any other Section or provision of this Agreement of Trust or by virtue of any present or future statute or rule of law, in all instances without any action or consent required by the Beneficiaries; provided, however, that the enumeration of the following powers shall not be considered in any way to limit or control the power of the Trustees to act as specifically authorized by any other Section or provision of this Agreement and to act in such a manner as the Trustees may deem necessary or appropriate, in their sole discretion, to conserve, protect, and administer the Trust Corpus or otherwise to confer upon the Beneficiaries the benefits intended to be conferred upon them by this Agreement:

          (a) To retain and set aside such funds out of the Trust Corpus as the Trustees shall deem necessary or expedient to pay, or provide for the payment of, (i) unpaid claims, liabilities, debts or obligations of the Trust, (ii) contingencies, and (iii) the expenses of administering the Trust Corpus;

          (b) To do and perform any acts or things necessary or appropriate for the conservation and protection of the Trust Corpus, and in connection therewith to employ any agents or representatives as the Trustees deem expedient and to pay reasonable compensation therefor;

          (c) To sell, transfer, assign, borrow against, pledge, hypothecate or deal in any other manner with any of the Trust Corpus, in such manner as the Trustees may deem advisable for any Trust purpose;

          (d) To engage in, intervene in, prosecute, join, defend, compound, settle, compromise, abandon or adjust by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, controversies, demands or other litigation to enforce any instruments, contracts, agreements, claims or causes of action relating to the Trust, the Trust Corpus or the Trust's affairs, to enter into agreements relating to the foregoing, whether or not any suit is commenced or claim has accrued or been asserted and, in advance of any controversy, to enter into agreements regarding arbitration, adjudication or settlement thereof, all in the name of the Trust or of the Company if otherwise required;

          (e) To file any and all documents and take any and all such other action as the Trustees, in their sole judgment, may deem necessary in order that the Trust may lawfully carry out its purposes in any jurisdiction:

          (f)  To change the name of the Trust; and

          (g) To prepare and file, or assist in the preparation and filing of federal and state tax returns and reports required to be filed on behalf of the Trust or the Trustees.

                             ARTICLE 7

     LIABILITY OF TRUSTEES AND BENEFICIARIES AND OTHER MATTERS

     7.1 Generally. No Trustee shall be liable to the Trust or to any Trustee or Beneficiary for any act or omission of any other Trustee, Beneficiary, or agent of the Trust, or be held to any personal liability whatsoever in tort, contract, or otherwise in connection with the affairs of the Trust, except only that arising from his or her own bad faith, wilful misfeasance, gross negligence, or reckless disregard of duty. No Trustee shall be liable except for the performance of such duties and obligations as are specifically set forth in this agreement, and no implied covenants or obligations shall be read into this agreement against the Trustee. No Trustee shall be liable with respect to any action taken or omitted to be taken by him or her in good faith, in accordance with the direction of Beneficiaries having an aggregate beneficial interest of more than 50% of the total beneficial interests in the Trust. In addition to, and not in limitation of, the foregoing, no successor Trustee shall be in any way liable for the acts or omissions of any Trustee or agent of the Trust occurring prior to the date on which he or she became Trustee.

     7.2 Reliance by Trustees. The Trustees may consult with counsel, auditors or other experts, and the advice or opinion of such counsel, auditors, or other experts shall be full and complete personal protection to the Trustees in respect of any action taken or suffered by them in good faith and in reliance or in accordance with such advice or opinion. In discharging their duties, Trustees may rely upon financial statements of the Trust represented to the Trustees to be correct by the person or persons having charge of the Trust s of account. The Trustees shall and be personally protected in acting, upon any instrument or document of any sort whatsoever reasonably believed by them to be genuine.

     7.3 Limitation of Liability of Trustees and Beneficiaries. The Trustees, in incurring any debts, liabilities, or obligations, or in taking or omitting any other actions for or in connection with the Trust, are, and shall be deemed to be, acting as Trustees of the Trust and not in their own individual capacities. Except to the extent provided in Section 7.1 hereof, no Trustee shall, nor shall any Beneficiary, be liable for any debt, claim, demand, judgment, decree, liability, or obligation of any kind of, against, or with respect to the Trust, arising out of any action taken or omitted for or on behalf of the Trust, and the Trust shall be solely liable therefor, and resort shall be had solely to the Trust Corpus for the payment or performance thereof. A Beneficiary shall be entitled to pro rata indemnity from the Trust Corpus, if, contrary to the provisions hereof, the Beneficiary shall be held to any such personal liability.

     7.4 Express Exculpatory Clauses in Instruments. As far as practicable, the Trustees shall cause any written instrument creating an obligation of the Trust to include a reference to this Agreement and to provide that neither the Beneficiaries nor the Trustees shall be liable thereunder and that the other parties to such instrument shall look solely to the Trust Corpus for the payment of any claim thereunder or the performance thereof; provided, however, that the omission of such provision from any such instrument shall not render the Beneficiaries or any Trustee liable nor shall the Trustees be liable to anyone for such omission.

     7.5 Indemnification of Trustees.

          (a) Each Trustee shall be indemnified from the Trust Corpus against any loss, liability, expense (including attorney's fees and costs), or damage which such Trustee may incur or sustain by reason of being or having been a Trustee of the Trust or for performing any functions incidental to such service; provided, however, that the foregoing shall not relieve such person of liability for bad faith, willful misfeasance, gross negligence, or reckless disregard of duty.

          (b)  Indemnification under paragraph (a) of this Section
     7.5 shall be made by the Trust as authorized in the specific case unless a determination has been mde that indemnification of the Trustee is improper in the circumstances because he or she has not met the applicable standards of conduct. Such determination shall be made by independent legal counsel (who may be counsel to the Trust) in a written opinion.

          (c) Expenses incurred in connection with a civil, criminal, administrative, or investigative action, suit, or proceeding, or threat thereof, may be paid by the Trust in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the Trustee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Trust as authorized herein.

          (d) The indemnification provided in this Section 7.5 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any other agreement or otherwise, both as to action as Trustee and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Trustee and shall inure to the benefit of the heirs, executors, and administrators of such person.

          (e) The Trust shall have the power to purchase and maintain at the expense of the Trust insurance on behalf and for the benefit of any person who is or was a Trustee of the Trust against such person as Trustee, whether or not the Trust should have the power to indemnify such person against such liability under the provisions of this Section 7.5.

                             ARTICLE 8

          PROTECTION OF PERSONS DEALING WITH THE TRUSTEES

     8.1 Reliance upon Acts of Trustees. Any act of a Trustee purporting to be done in his or her capacity as such shall, as to any persons dealing with such Trustee, be conclusively deemed to be within the purpose of this Trust and within the powers of the Trustee. As to any matter requiring or involving action by the Beneficiaries, any person dealing with a Trustee shall be fully protected in relying upon the Trustee's certificate setting forth the facts concerning the calling of any meeting of the Beneficiaries, the giving of notice thereof, and the action taken at such meeting, including the aggregate beneficial interests of the Beneficiaries taking Buch action.

                             ARTICLE 9

                      COMPENSATION OF TRUSTEES

     9.1 Amount of Compensation. In lieu of commissions or other compensation fixed by law for trustees, the Trustees shall be entitled to receive reasonable fees as compensation for their services as Trustees.

     9.2 Dates of Payment. The compensation payable to the Trustees pursuant to the provisions of Section 9.1 hereof shall be paid monthly or at such other times as the Trustees may determine.

     9.3 Expenses. The Trustees shall be reimbursed from the Trust Corpus for all expenses reasonably incurred in accordance with this Agreement.

                             ARTICLE 10

                      CONCERNING THE TRUSTEES

     10.1 Number and Qualification. Subject to the provisions of
Section 10.3 hereof relating to the period pending the appointment of a successor Trustee, there shall be at least one Trustee of the Trust.

     10.2 Resignation and Removal. Any Trustee may resign and be discharged from the Trust hereby created by giving written notice thereof to the Beneficiaries. Such resignation shall become effective on the day specified in such notice or the appointment of such Trustee's successor and such successor's acceptance of such appointment, whichever is earlier, without need for prior accounting. Any Trustee may be removed at any time, with or without cause, by vote of Beneficiaries holding more than 50% of the total beneficial interests in the Trust.

     10.3 Appointment of Successor. Should at any time a Trustee resign or be removed, or die or become incapable of action, or be adjudged bankrupt or insolvent, a vacancy shall be deemed to exist and a successor shall be appointed by any remaining Trustee. If any vacancy is not filled by any remaining Trustee within 90 days, or if there is no remaining Trustee, the Beneficiaries may, pursuant to Article 12 hereof, appoint a successor Trustee or Trustees. If the Beneficiaries have not filled all vacancies to be filled by them within 60 days after they have the authority to do so pursuant to this Section 10.3, a Beneficiary may apply to a court of competent jurisdiction in accordance with Pennsylvania law to fill such vacancies.

     10.4 Acceptance of Appointments by Successor Trustee. Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall deliver one counterpart thereof to each other Trustee and, in the case of a resignation, to the retiring Trustee. Thereupon such successor Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts, and duties of his or her predecessor in the Trust hereunder with like effect as if originally named herein.

     10.5 Bonds. Unless a bond is required by law, no bond shall be required of the original Trustees hereunder. Unless required by a Trustee prior to a successor Trustee's acceptance of an appointment as such pursuant to Section 10.4 hereof, or unless a bond is required by law, no bond shall be required of any successor Trustee hereunder. If a bond is required by law, no surety or security with respect to such bond shall be required unless required by law or unless required by a Trustee in the case of a successor Trustee.

                             ARTICLE 11

                    CONCERNING THE BENEFICIARIES

     11.1 Evidence of Action by Beneficiaries. Whenever in this Agreement it is provided that a Beneficiary may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver, the removal of a Trustee, the appointment of a successor Trustee, or the taking of any other action), the fact that at the time of taking any such action such Beneficiary having joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by a Beneficiary in person or by agent or attorney appointed in writing, or (ii) by the record of the Beneficiary voting in favor thereof at any meeting of Beneficiaries duly called and held in accordance with the provisions of Article 12 hereof.

     11.2 Limitation upon Suits by Beneficiaries. No Beneficiary shall have any right by virtue of any provision of this Agreement to institute any action or proceeding at law or in equity against any party other than the Trustees upon or with respect to the Trust Corpus or the assets relating to or forming part of the Trust Corpus and the Beneficiaries do hereby waive any such right, unless Beneficiaries having an aggregate beneficial interest of more than 50% of the total beneficial interests in the Trust shall have made written request upon the Trustees to institute such action or proceeding in their own names as Trustees hereunder and shall have offered to the Trustees reasonable indemnity against the costs and expenses to be incurred therein or thereby, and the Trustees for 30 days after their receipt of such notice, request, and offer of indemnity shall have failed to institute any such action or proceeding.

     11.3 Requirement of Undertaking. The Trustees may request any court to require, and any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trustees for any action taken or omitted by them as Trustees, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorney's fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, that the provisions of this Section 11.3 shall not apply to any suit by the Trustees and such undertaking shall not be requested by the Trustees or otherwise required in any suit by any Beneficiary or group of Beneficiaries having an aggregate beneficial interest of more than 25% of the total beneficial interests of the Trust.

                             ARTICLE 12

                      MEETING OF BENEFICIARIES

     12.1 Purpose of Meetings. A meeting of the Beneficiaries may be called at any time and from time to time pursuant to the provisions of this Article 12 for taking any action which the terms of this Agreement permit having a specified aggregate beneficial interest to take either alone or with the Trustees or with any other Beneficiary or Beneficiaries.

     12.2 Meeting Called by Trustees. The Trustees may at any time call a meeting of the Beneficiaries to be held at such time and at such place within the Commonwealth of Pennsylvania (or elsewhere if so determined by the Trustees) as the Trustees shall determine. Written notice of every meeting of the Beneficiaries shall be given by the Trustees (except as provided in Section 12.3 hereof), which written notice shall set forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, and shall be mailed not more than 60 days nor less than ten days before such meeting is to be held to all of the Beneficiaries of record not more than 60 days before the date of such meeting, such record date to be fixed by the Trustees. The notice shall be directed to the Beneficiaries at their respective addresses as they appear in the records of the Trust.

     12.3 Meeting Called Upon Request of Beneficiary. Except as hereinafter provided in this section 12.3, within 30 days after written request to the Trustees by Beneficiaries having an aggregate beneficial interest of more than 50% of the total beneficial interests in the Trust to call a meeting of all the Beneficiaries, which written request shall specify in reasonable detail the action proposed to be taken, the Trustees shall proceed under the provisions of Section 12.2 hereof to call a meeting of the Beneficiaries, and if the Trustees fail to call such a meeting within such 30 day period then such meeting may be called by Beneficiaries having an aggregate beneficial interest of more than 50% of the total beneficial interests in the Trust or by their designated representative or representatives. If the purpose of the meeting is to fill one or more vacancies in accordance with Section
10.3 hereof, any Beneficiary may make written request to the Trustees to call such meeting and the Trustees shall do so forthwith; if there are no Trustees, any Beneficiary may call such a meeting. If the purpose of the meeting is other than to fill one or more vacancies and if there are no Trustees, Beneficiaries having an aggregate beneficial interest of more than 50% of the total beneficial interests in the Trust, or their designated representative or representatives, may call such meeting without first applying to the Trustees or waiting the 30-day period provided for in the first sentence of this Section 12.3. Any meeting called by one or more Beneficiaries shall be subject to the same notice requirements as are set forth in Section 12.2 hereof, and the Beneficiary or Beneficiaries calling the meeting shall fix the record date therefor.

     12.4 Persons Entitled to Vote at Meeting of Beneficiaries. Each Beneficiary on the record date shall be entitled to vote at a meeting of the Beneficiaries either in person or by proxy duly authorized in writing and shall have one vote for each share of Common Stock of the Company previously registered on the books of the Trust in the name of such Beneficiary. The signature of the Beneficiary on such written authorization need not be witnessed or notarized.

     12.5 Quorum. At any meeting of Beneficiaries, the presence of Beneficiaries having an aggregate beneficial interest sufficient to take action on any matter for which such meeting was called shall be necessary to constitute a quorum.

     12.6  Conduct of Meetings. The Trustees shall appoint the
Chairman and the Secretary of the meeting. The vote upon any resolution submitted to any meeting of Beneficiaries shall be by written ballot.

     12.7 Record of Meeting. A record of the proceedings of each meeting of Beneficiaries shall be prepared by the Secretary of the meeting. The record will be signed and verified by the Secretary of the meeting and shall be delivered to the Trustees to be preserved by them. Any record so signed and verified shall be conclusive evidence of all the matters therein stated.

                             ARTICLE 13

                             AMENDMENTS

     13.1 With Consent of Beneficiaries. At the direction or with the consent (evidenced in the manner provided in Section 11.1 hereof) of Beneficiaries having an aggregate beneficial interest of more than 50% of the total beneficial interests in the Trust, the Trustees shall promptly make and execute a declaration amending this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or amendments hereto: provided, however, that no such amendment shall permit the Trustees hereunder to engage in any activity prohibited by Section 2.1 or 6.1 hereof, or adversely affect the Beneficiaries' right to receive their pro rata shares of the Trust Corpus at the time of distribution.

     13.2 Without Consent of Beneficiaries. The Trustees may from time to time and at any time make or execute a declaration amending this Agreement without the consent of the Beneficiaries pursuant to
Section 13.1 hereof for the purpose of (a) curing any ambiguity or correcting or supplementing any provision contained herein or in any amendment to this Agreement which may be defective or inconsistent with any other provision contained herein or in any amendment to this Agreement, (b) making such other provisions or modifications in regard to matters or questions relating to this Agreement or any amendment hereto, provided the same shall not adversely affect the interests of the Beneficiaries, or (c) having the Trust continue to qualify as a "liquidating trust" for federal income tax purposes.

     13.3 Notice and Effect of Amendment. Promptly after the execution by the Trustees of any such declaration of amendment, the Trustees shall send a summary or copy of the amendment to each Beneficiary. Upon the execution of any such declaration of amendment by the Trustees, this Agreement shall be deemed to be modified and amended in accordance therewith.

                             ARTICLE 14

                      MISCELLANEOUS PROVISIONS

     14.1 Filing Documents. This Agreement shall be filed in such governmental office or offices, if any, and in such other office or offices as the Trustees way determine to be necessary or desirable. A copy of this Agreement and all amendments thereof shall be filed in the office of the Trustees and shall be available during regular business hours upon reasonable notice for inspection by any beneficiary or his or her duly authorized representative. The Trustees shall file each amendment to this Agreement in the same place where the Original Agreement is filed or recorded. The Trustees shall file or record any instrumeent which relates to any change in the office of Trustee in the same places where the original Agreement is filed or recorded.

     14.2 Laws as to Construction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     14.3 Separability. In the event any provision of this Agreement or the application thereof to any person or circumstances shall be finally determined a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

     14.4 Notices. Any notice or other communication by the Trustees to any Beneficiary shall be deemed to have been sufficiently given, for all purposes, if given by being deposited, postage prepaid, in a post office or letter box and being addressed to such Beneficiary at its address as shown in the records of the Trust.

     14.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     14.6 Headings for Reference Only. The Article and Section headings contained herein have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

     14.7 No Court Supervision. The Trust shall not be administered under the direction or jurisdiction of any court except as provided in Section 10.3 hereof, nor shall there be any duty of the Trustees to account to any court with respect to their administration of the Trust or the Trust Corpus.

     14.8 Irrevocable Trust. This Trust is irrevocable except to the extent contemplated by Article 13 hereof.

     IN WITNESS WHEREOF, Consumers Financial Corporation has caused this Agreement to be signed by its duly authorized officer and the
Trustees have signed this Agreement, effective this       day of
            , 1998.


                              CONSUMERS  FINANCIAL  CORPORATION


                              By
                              Its



                                             Trustee



                                             Trustee